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Exhibit 3.1(1)

CERTIFICATE OF INCORPORATION
OF
PFC/eFuels Mergeco, Inc.

ARTICLE 1

NAME

        The name of this corporation is PFC/eFuels Mergeco, Inc.

ARTICLE 2

REGISTERED OFFICE AND RESIDENT AGENT

        The address of this corporation's registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19901. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

CORPORATE PURPOSES

        The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

CAPITAL STOCK

        A     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 12,000,000 shares, 10,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 2,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

        B     The Board of Directors of this corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in any Certificate of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation or acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding or reserved for issuance upon conversion of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE 5

INCORPORATOR

        The name and mailing address of the incorporator is:

        Mathilde Kapuano
        333 S. Hope Street, 48th floor
        Los Angeles, California 90071

ARTICLE 6

AMENDMENT OF BYLAWS AND ELECTION OF DIRECTORS

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of this corporation is expressly authorized to make, alter or repeal the bylaws of this corporation. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of this corporation.

ARTICLE 7

NO DIRECTOR LIABILITY

        A     To the fullest extent permitted by the law of the State of Delaware as it now exists or may hereafter be amended, no director or officer of this corporation shall be liable to this corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, to this corporation or its stockholders; provided, however, that liability of any director or officer shall not be eliminated or limited for acts or omissions which involve any breach of a director's or officers duty of loyalty to this corporation or its stockholders, intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or for transaction from which the officer or director derived an improper personal benefit.

        B     This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and hold harmless and upon request shall advance expenses to any person (and heirs, executors or administrators of such person) who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation or any partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise an shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article 7 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

        C     This corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of this corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the law of the State of Delaware.

        D     This corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not this corporation would have the power to indemnify him against such liability under the law of the State of Delaware.

        E     The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

        F      Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of this corporation, nor, to the fullest extent permitted by the law of the State of Delaware any modification of law, shall eliminate or reduce the effect of this Article 7 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ARTICLE 8

DIRECTOR RELIANCE

        A director shall be fully protected in relying in good faith upon the books of account or other records of this corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of this corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which this corporation's capital stock might properly be purchased or redeemed.

        I, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make, file and record this certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

Dated: April 17, 2001 State of California County of Los Angeles
/s/ MATHILDE KAPUANO Mathilde Kapuano Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL
OF
PFC/eFuels Mergeco, Inc.

        The undersigned, being the sole incorporator of PFC/eFuels Mergeco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That Article 1 of the Certificate of Incorporation be and it hereby is amended in its entirety to read as follows:

NAME

        The name of this corporation is PFCeFuels, Inc.

SECOND:    That Article 4 of the Certificate of Incorporation be and it hereby is amended in its entirety to read as follows:

CAPITAL STOCK

        A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 102,000,000 shares, 100,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 2,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

        B.    The Board of Directors of this corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in any Certificate of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation or acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding or reserved for issuance upon conversion of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

THIRD:    That the corporation has not received any payment for any of its stock.

FOURTH:    That the amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

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        IN WITNESS WHEREOF, the undersigned has executed this certificate this 8th day of June, 2001.

/s/ MATHILDE KAPUANO Mathilde Kapuano Incorporator

2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PFCeFuels, Inc.

        PFCeFuels, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of PFCeFuels, Inc., be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

The name of this corporation is ENRG, Inc.

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given "unanimous" written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said PFCeFuels, Inc., has caused this certificate to be signed by Ronald Zink, its Vice President—Finance and Administration, this 31st day of October, 2001.

By:	/s/ RONALD ZINK Ronald Zink Vice President—Finance and Administration

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENRG, Inc.

        ENRG, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of ENRG, Inc., be amended by changing Article 4 A. so that, as amended, shall be and read as follows:

ARTICLE 4

CAPITAL STOCK

    A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 26,000,000 shares, 25,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given "unanimous" written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said ENRG, Inc., has caused this certificate to be signed by Mitchell Pratt, its Secretary, this 31 day of December, 2002.

By:	/s/ MITCHELL PRATT Mitchell Pratt Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENRG, Inc.

        ENRG, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of ENRG, Inc., be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

The name of this corporation is CLEAN ENERGY FUELS CORP.

SECOND:    That in lieu of a meeting and vote of stockholders, the holders of a majority oif the issued and outstanding shares of stock have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said ENRG, Inc., has caused this certificate to be signed by Mitchell Pratt, its Secretary, this 29th day of April, 2003.

By:	/s/ MITCHELL W. PRATT Mitchell Pratt Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CLEAN ENERGY FUELS CORP.

        Clean Energy Fuels Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of said corporation, at a duly held meeting, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of Clean Energy Fuels Corp., be amended by changing Article 4 A. so that, as amended, it shall be and read as follows:

ARTICLE 4

CAPITAL STOCK

          A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 39,000,000 shares, 38,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders by the written consent of holders of a majority of the outstanding voting securities of Clean Energy Fuels Corp. have consented to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Clean Energy Fuels Corp., has caused this certificate to be signed by Mitchell Pratt, its Secretary, this 27th day of May, 2005.

By:	/s/ MITCHELL W. PRATT Mitchell Pratt Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CLEAN ENERGY FUELS CORP.

        Clean Energy Fuels Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of said corporation, at a duly held meeting, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of Clean Energy Fuels Corp., be amended by changing Article 4 A. so that, as amended, it shall be and read as follows:

ARTICLE 4

CAPITAL STOCK

          A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 41,000,000 shares, 40,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders by the written consent of holders of a majority of the outstanding voting securities of Clean Energy Fuels Corp. have consented to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Clean Energy Fuels Corp., has caused this certificate to be signed by Andrew Littlefair, its President, this 29 day of June, 2006.

By:	/s/ ANDREW LITTLEFAIR Andrew Littlefair President

2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CLEAN ENERGY FUELS CORP.

        Clean Energy Fuels Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a duly held meeting, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of Clean Energy Fuels Corp., be amended by changing Article 4 A. so that, as amended, it shall be and read as follows:

ARTICLE 4

CAPITAL STOCK

          A.    This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which this corporation is authorized to issue is 100,000,000 shares, 99,000,000 of which shall be Common Stock with a par value of $.0001 per share, and 1,000,000 of which shall be Preferred Stock with a par value of $.0001 per share.

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders by the written consent of holders of a majority of the outstanding voting securities of Clean Energy Fuels Corp. have consented to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said Clean Energy Fuels Corp., has caused this certificate to be signed by Andrew Littlefair, its President, this 18th day of August, 2006.

By:	/s/ ANDREW LITTLEFAIR Andrew Littlefair President

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  Exhibit 3.1(1)
ARTICLE 4 CAPITAL STOCK